EXHIBIT (j)(1)




                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (1933 Act File No. 333-44010) of Eaton Vance Variable Trust on Form N-1A of our report dated February 15, 2002 for Eaton Vance VT Floating-Rate Income Fund (the "Fund") for the year ended December 31, 2001 included in the Annual Report to Shareholders of the Fund.

     We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information, which are part of this Registration Statement.



                                  /s/ Deloitte & Touche LLP
                                  -------------------------
                                  DELOITTE & TOUCHE LLP

April 25, 2002
Boston, Massachusetts